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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this current Report on Form 8-K/A of The Registry, Inc. of our report dated July 26, 1996, except as to
Note 4 which is as of November 27, 1996, relating to the consolidated financial statements of The Registry, Inc. appearing on page F-2 of The Registry, Inc.'s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-19991) dated January 30, 1997 (the "Registration Statement"). We also consent to the incorporation by reference in this Report on Form 8-K/A of our report dated January 6, 1997 relating to the financial statements of Application Resources, Inc. appearing on page F-26 of the Registration Statement. We also consent to the incorporation by reference in this Report on Form 8-K/A of our report dated January 24, 1997 relating to the financial statements of the Consulting Services Division of The Application Group, Inc. appearing on page F-49 of the Registration Statement. We also consent to the incorporation by reference in this Report on Form 8-K/A of our report dated December 20, 1996 relating to the financial statements of Shamrock Computer Resources, Ltd. appearing on page F-55 of the Registration Statement.


Price Waterhouse LLP

Boston, Massachusetts
January 29, 1997